UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2013

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

787 Seventh Ave, 48th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item  7.01 Regulation FD Disclosure.

On February 22, 2013, Dr. Owen O'Connor, Professor of Medicine and Director, Center for Lymphoid Malignancies, Columbia University Medical Center, New York, NY, presented at the 16th Annual International Extranodal Lymphoma Study Group conference in Athens, Greece.  Dr. O'Connor is the lead investigator for TG Therapeutics, Inc.’s, (the “Company”) clinical trial entitled "An Open Label Phase I/II Study of the Efficacy and Safety of Ublituximab in Patients with B-cell Non-Hodgkin Lymphoma who have Relapsed or are Refractory After CD20 Directed Antibody Therapy."

Currently, the trial has completed the first three (3) dose escalation cohorts (a total of nine (9) patients have been enrolled).  As part of the presentation, Dr. O'Connor noted that eight (8) patients were on treatment long enough to be assessed for response, of which four (4) had either a complete response (“CR”) or partial response (“PR”) (one of which has not yet been confirmed).  Dr. O'Connor also mentioned that responses have been seen in both rituximab relapsed and rituximab refractory patients.

The Company would make clear that despite Dr. O’Connor’s remarks, early results from clinical trials may not be indicative of final results from such trials or future clinical trials. There is a risk that the data (both safety and efficacy) from future clinical trials will not coincide with the data analyses from prior pre-clinical and clinical trials, and the Company would also point out the other risk factors identified in their reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: February 25, 2013

By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer

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